                                                                  Exhibit (r)(1)

ADDENDUM


                              JOINT CODE OF ETHICS

                      LINCOLN CAPITAL FIXED INCOME (LCFI)
                  LEHMAN BROTHERS ASSET MANAGEMENT INC. (LBAM)
                           LEHMAN BROTHERS INC. (LB)
                                      AND
           REGISTERED FUNDS FOR WHICH LBAM ACTS AS INVESTMENT ADVISER


Date:  June ___, 2003

This is an Addendum to the following Lehman Brothers Policies for employees and personnel of Lincoln Capital Fixed Income Management Company, LLC (LCFI) and Lehman Brothers Asset Management Inc. (LBAM), certain Covered LB Persons of Lehman Brothers Inc. (LB) and Access Persons of registered investment funds for which LBAM serves as investment adviser (each a "Fund," and together, the "Funds"):

      Lehman Brothers Code of Conduct
      Lehman Brothers Personal Investment Policy
      Lehman Brothers Chinese Wall and Restricted List Policy
      Lehman Brothers Political Contribution Policy
      Policy on Appropriate Use of Lehman Brothers Technology

If there is a conflict between the Lehman Brothers policies and this Addendum, the Addendum shall control.

DEFINED TERMS

Access Person of a Fund shall mean any director, trustee, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser. Notwithstanding, if a director or trustee of a Fund is an officer of an underwriter that is not affiliated with Lehman Brothers, LCFI or LBAM and is subject to such underwriter's Code of Ethics in compliance with the requirements of Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"), then such director or trustee shall not be deemed to be an Access Person for purposes of this Addendum, and shall instead be governed by the requirements of such other Code of Ethics.

Advisory Person of a Fund or of a Fund's investment adviser means: (i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of any Covered Security by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales, and (ii) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.
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ADDENDUM -- CODE OF ETHICS


Covered LB Person of LB shall mean any director, officer or general partner of LB, in its capacity as a principal underwriter of a Fund, who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund for which LB acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to a Fund regarding the purchase or sale of a Covered Security.

Covered Person shall mean any Access Person, Covered LB Person or Employee.

Covered Security shall mean a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include: (i) direct obligations of the Government of the United States, (ii) banker's acceptances, bank certificates of deposits, commercial paper and high-quality short-term debt instruments, including repurchase agreements and (iii) shares issued by any open-end investment company registered under the 1940 Act.

Employee shall mean any employee or personnel of LCFI.

CHINESE WALL AND RESTRICTED LIST POLICY

The Restricted Lists do not apply to client accounts. The lists apply solely to employee personal trading accounts.

PERSONAL INVESTMENT POLICY

Each Covered Person shall give client transactions priority over personal transactions, and ensure that any personal transactions do not adversely affect client interests.

Prohibition of Trading Fixed Income Issues by LCFI Benchmark Issuers

In addition to being prohibited from trading in securities on Lehman Brothers Restricted Lists, Employees and Access Persons are prohibited from trading in fixed income securities issued by LCFI Benchmark issuers. Benchmark issuers are listed on LCFI's intranet (Policy & Procedures) and updated semi-annually. In addition, current corporate issuer holdings (Investment Grade and High Yield) are prohibited.

Any securities issued by Benchmark issuers that were acquired (a) by former employees of Lincoln Capital Management (LCM) prior to their employment at LCM, and (b) all other employees of LCFI prior to their to employment at LCFI are "grand-fathered," and do not have to be sold. Nor is sale required for a security bought whose issuer subsequently is designated a Benchmark issuer. LCFI employees may sell such securities only in accordance with Lehman Brothers pre-approval process.

Purchases of Private Securities

Covered Persons must complete the Trade Request Form (Sample A) prior to the purchase of a private issue ("private placement") and submit to the LCFI Personal Investment Officer (PIO). The LCFI PIO will forward the request to the Lehman Brothers PIO for approval. Prior approval must be obtained before a Covered Person may directly or indirectly acquire beneficial ownership in any security in a private placement.


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The Lehman Brothers PIO will consider potential conflicts of interest with client accounts or client opportunities in deciding whether to approve a purchase of a private issue. If an issue which has been purchased by an employee in a private placement (or another security of the same issuer) is ultimately considered by LCFI as a viable prospect for purchase by clients, the LCFI employee holding such an issue shall consult with the Lehman Brothers PIO who shall decide whether it is appropriate or desirable for the employee to disqualify himself from any considerations with respect to the purchase or sale of such issue or such issuer for client accounts.

Initial Public Offerings

Because of the nature of the business relationship between LCFI and its securities brokers, Covered Persons are prohibited from purchasing shares in an initial public offering.

Furthermore, Covered Persons are prohibited from investing in other private funds that invest in shares offered in initial public offerings or from otherwise acquiring any other form of direct or indirect beneficial ownership in any securities in an initial public offering [without the prior approval of ___________]. (In addition, those Employees or Access Persons who are officers and directors of LCFI or LBAM or whose activities are directly or indirectly involved in or related to the function of buying or selling securities would be considered restricted persons and be prohibited from sharing in the profits from transactions in such securities pursuant to the NASD's Free Riding and Withholding Interpretation, which LCFI observes for its employees and client accounts.)

60-Day Rule

The holding requirement for Employees and Access Persons is 60 days, for all pre-approval issues.

Reporting and Certification Requirements

Subject to sub-paragraph G below, every Covered Person must make the following reports and certifications:

A. Initially Upon Employment or Upon Becoming an Access Person or Covered LB Person

      1) Submit a statement of all individual Securities detailing the name of each Covered Security, number of shares/par owned, principal amount, and the name of the broker, dealer or bank where the Covered Security is held (LCFI form); due 10 days after hire date;

      2) Complete the Lehman Brothers Form A - Disclosure of Employee and Employee-Related Accounts.

      3) Arrange for brokerage accounts to be transferred to Fidelity or Lehman Brothers. All such accounts are to be set-up as employee or employee-related accounts in order for duplicate confirms of all personal trades and year-end statement of holdings to be received automatically by Lehman Brothers via the Aspire System.


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ADDENDUM -- CODE OF ETHICS


      4) Certify that the Covered Person has read and understood the Code of Ethics.

B.    Quarterly

      1) Report all personal trades of Covered Securities in writing and report the establishment during the quarter of any account with a broker, dealer or bank in which any Covered Securities were held for direct or indirect benefit of such person (see attached Form B); due 10 days after the end of the quarter;

      2) Report corporate action activity (name changes, symbol changes, mergers, splits, etc.); and

      3) Report all gifts of securities received during the quarter; due 10 days after the end of the quarter. (Employees do not need to report personal trades in securities that are exempt from the pre-approval process).

C.    Annually

      1) Report on an Annual Disclosure form (see attached Form C) all individual holdings in Employee and Employee-Related Brokerage Accounts, as well as directorships (as defined by Lehman Brothers Code of Conduct Policy), due January 30; and

      2) Certify that such person has read, understood and complied with the Code of Ethics (including the making of any required reports or disclosures).

D.    Maintenance of Reports

      Reports shall be maintained in separate confidential files for each Covered Person. The reports shall remain confidential and be reviewed by LCFI and/or Lehman Brothers compliance personnel. If necessary, the reports shall be provided upon request to LCFI/LBAM management, legal counsel, and regulatory authorities.

      A copy of this Code of Ethics, or any Code of Ethics previously in effect within the past five years, will be maintained in an easily accessible place by each entity governed pursuant to this Addendum. Each report, including any information in lieu of any reports, and any record of any violation of this Code of Ethics, and of any action taken as a result of such violation, must be maintained for five years after the end of the fiscal year in which the report was made or the information provided, the first two years in an easily accessible place. A record of all Covered Persons subject to this Code of Ethics, currently or within the past five years, must be maintained in an easily accessible place. This record should include those who are or were responsible for reviewing reports under the Code of Ethics. In addition, LCFI/LBAM and each Fund must maintain a record of any decision, and the reasons supporting the decision, to approve pursuant to this Addendum the acquisition by Employees or Access Persons of securities in an initial private offering or of a private security.

      LCFI, LBAM, LB and each Fund will maintain, at its principal place of business, a copy of this Addendum and the records outlined in this section, and will make these records available


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ADDENDUM -- CODE OF ETHICS


to the Securities and Exchange Commission or any representative of the Commission at any time and, from time to time, for reasonable periodic, special or other examinations.

E.    Review of Reports

      LBAM/LCFI Compliance will review reports of all personal securities transactions for adherence to the Code of Ethics, including this Addendum, and compliance with applicable law and regulation. Any Covered Person determined to be non-compliant, may be prohibited from executing any transactions until the required forms have been submitted and/or documentation is received from his/her broker. If required trade confirms are not received by a broker on a timely basis, LCFI Compliance is authorized to obtain other documentation and appropriate documentation shall be inserted in the affected employee's file.

F.    Administration of Code of Ethics

      Each of the entities governed by this Addendum must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code of Ethics.

      No less frequently than annually, every Fund, LBAM, LCFI and LB must furnish to the Fund's board of directors/trustees, and the board of directors/trustees must consider, a written report that: (i) describes any issues arising under the Code of Ethics or procedures since the last report to the board of directors/trustees, including, but not limited to, information about any material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations, and (ii) certifies that the Fund, LBAM, LCFI or LB, as applicable, has adopted procedures reasonably necessary to prevent its Covered Persons from violating this Code of Ethics.

G.    Exemptions for Independent Directors/Trustees

      A director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a Fund director or trustee, need not make: (i) an initial or annual holdings report pursuant to sub-paragraphs A and C, and (ii) a quarterly transactions report pursuant to sub-paragraph B, unless the director or trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund director or trustee, should have known that during the 15-day period immediately before or after the director's or trustee's transaction in a security, the Fund purchased or sold such security, or the Fund or its investment adviser considered purchasing or selling the security.


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ADDENDUM -- CODE OF ETHICS


                                SAMPLE - FORM A

                               TRADE REQUEST FORM

              Lincoln Capital Fixed Income Management Company, LLC
                                Corporate Bonds
                               Private Placements
                        Outside Account Exemption (OAE)

I would like to purchase/sell the following securities:

Have you purchased any of the above securities within the past 60 days? Yes  No


Signature: ___________________________    Date of request: _____________________

Printed Name: ________________________

================================================================================

Reviewed Lincoln Capital Benchmark Issuers ____________________ Reviewed Lincoln Capital current holdings ____________________ Reviewed Lehman Brothers Restricted List ____________________


APPROVED BY:

LCFI PIO: ________________________________________      Date: __________________

If Private Placement request:

Lehman Brothers PIO: _____________________________      Date: __________________

If the security is a private placement, reason for approval:

================================================================================

Was trade executed?             [ ] YES   [ ] NO
================================================================================

If YES, date of execution:      ________________


AFTER COMPLETING THIS SECTION, RETURN FORM TO LORI LOFTUS OR CAROL METZ.


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ADDENDUM -- CODE OF ETHICS


                               SAMPLE - FORM B(1)


                    QUARTERLY PERSONAL TRADING TRANSACTIONS
                          Lincoln Capital Fixed Income
                            Management Company, LLC

Name: ______________________________________                 Date: _____________

FOR QUARTER ENDING

If no activity of ANY type, please indicate here: [ ] Check Box

TRADING ACTIVITY

Name of      Buy or     Shares/       Date of                            Fees &      Total
Security      Sell        Par       Transaction     Broker     Price     Charges     Cost
--------     ------     -------     -----------     ------     -----     -------     -----






CORPORATE ACTIONS (NAME CHANGES/SYMBOL CHANGES/MERGERS/SPLITS, ETC.)



GIFTS


----------
(1) THIS REPORT IS TO BE COMPLETED WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER AND SUBMITTED TO LCFI COMPLIANCE. IT MUST INCLUDE ALL INDIVIDUAL SECURITIES TRANSACTIONS FOR ALL EMPLOYEE AND EMPLOYEE-RELATED BROKERAGE ACCOUNTS. PLEASE NOTE THAT YOU DO NOT NEED TO REPORT THE
      FOLLOWING: (I) TRANSACTIONS FOR ACCOUNTS OVER WHICH YOU HAVE NO INFLUENCE OR CONTROL, (II) U.S. TREASURY OR AGENCY SECURITIES, (III) CERTIFICATES OF DEPOSIT OR MONEY MARKET SECURITIES, OR (IV) OPEN-END MUTUAL FUNDS.


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ADDENDUM -- CODE OF ETHICS


                                SAMPLE - FORM C

                             ANNUAL DISCLOSURES(1)

Printed Name: __________________

Signature:    __________________

Date:         __________________


                            NON-BENCHMARK SECURITIES

As of 12/31/02: I do [ ]/ I do not [ ](check one) hold any non-benchmark securities.

If you checked "I do" hold securities, list them below.

NAME OF SECURITY     NO. OF SHARES/PAR OWNED     PRINCIPAL VALUE     ACCOUNT LOCATION



                              BENCHMARK SECURITIES

As of 12/31/02: I do [ ]/ I do not [ ](check one) hold any Benchmark securities.

If you checked "I do" hold securities, list them below.

NAME OF SECURITY     NO. OF SHARES/PAR OWNED     PRINCIPAL VALUE     ACCOUNT LOCATION



                                  DIRECTORSHIP

If you are a "Director" as defined by Lehman Brothers Code of Conduct, please list name(s) below.


----------
1 THIS REPORT IS TO BE COMPLETED BY JANUARY 30 AND SUBMITTED TO LCFI/LBAM COMPLIANCE.


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